Exhibit 1.1

Macquarie Infrastructure Company LLC
6,300,000 Limited Liability Company Interests
PURCHASE AGREEMENT
Dated: June 28, 2007

Macquarie Infrastructure Company LLC
6,300,000 Limited Liability Company Interests
PURCHASE AGREEMENT
June 28, 2007
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
Macquarie Securities (USA) Inc.
125 West 55th Street
New York, New York 10019
as Representatives of the several Underwriters
named on Schedule A hereto
Ladies and Gentlemen:
     Macquarie Infrastructure Company LLC, a Delaware limited liability company (the “Company”) and Macquarie Infrastructure Management (USA) Inc., a Delaware corporation (the “Selling Shareholder”), confirm their respective agreements with each of the Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Macquarie Securities (USA) Inc. are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Company and the Selling Shareholder and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of limited liability company interests of the Company (the “LLC Interests”) set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 945,000 additional LLC Interests to cover overallotments, if any. The aforesaid 6,300,000 LLC Interests (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 945,000 LLC Interests subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities”.

     The Company and the Selling Shareholder understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.
     Macquarie Infrastructure Company Trust, a Delaware statutory trust (the “Trust”), and the Company have filed with the Securities and Exchange Commission (the “Commission”) on October 16, 2006 an automatic shelf registration statement on Form S-3 (Nos. 333-138010, 333-138010-01), which registration statement became effective upon filing under Rule 462(e) (“Rule 462(e)”) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). On June 25, 2007, upon the dissolution of the Trust and completion of a mandatory share exchange in which all of the shares of beneficial interest in the Trust held by each of its shareholders were exchanged for an equal number of LLC Interests in the Company, the Company has filed with the Commission Post-Effective Amendment No. 1 to the registration statement, including the related base prospectus (the “Base Prospectus”), which Post-Effective Amendment No. 1 became effective upon filing under Rule 462(e). Such amended registration statement covers the registration of the Securities under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such final prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information”. Each preliminary prospectus supplement to the Base Prospectus used in connection with the offering of the Securities that was used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is herein called a “preliminary prospectus.” Such registration statement, as amended by Post-Effective Amendment No. 1, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective on October 16, 2006, is herein called the “Original Registration Statement.” The final prospectus supplement, together with the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) that is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.
     Unless otherwise indicated, all references in this agreement to a “Subsidiary” and, collectively, the “Subsidiaries” shall be deemed to mean and include each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each existing subsidiary providing financial statements included in the Registration Statement, all as listed on Schedule B hereto.
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:
     (i) Registration Statement, Prospectus and Disclosure at Time of Sale. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on October 16, 2006, and Post-Effective Amendment No. 1 thereto became effective on June 25, 2007 upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
          Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
          At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement and any amendment and supplement thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
          Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          Each preliminary prospectus (including the prospectus filed as part of the Original Registration Statement or any amendment thereto) complied, when so filed, in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule E hereto (except for the information included in paragraph 2. of Schedule E), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          As used in this subsection and elsewhere in this Agreement:
          “Applicable Time” means 5:00 p.m. (Eastern Time) on June 28, 2007 or such other time as agreed by the Company and the Representatives.
          “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
          “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule G hereto.
          “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
          “Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.
          Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representatives as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
          The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.
     (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934 (the “1934 Act”) and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and, when read together with the other information in the General Disclosure Package and the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the earliest time the Prospectus was first used and at the date and time of the first contract of sale of Securities in this offering and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules of the Trust included or incorporated by reference in the Registration Statement are an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board (United States). The accountants who certified the financial statements and supporting schedules of the entities listed on Schedule C hereto (each, a Financial Entity, and collectively, the “Financial Entities”), other than the Trust, included or incorporated by reference in the Registration Statement are, or with respect to SJJC Aviation Services, LLC (“SJJC”), to the Company’s knowledge, are, either (A) registered public accounting firms as required by the 1933 Act and the 1933 Act Regulations or (B) independent public accountants under U.S. generally accepted auditing standards as set forth on Schedule C hereto.
     (iv) Financial Statements. The financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes (in the case of the Company and the Trust, contained in (i) the Company’s and the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 1, 2007, and (ii) the Company’s and the Trust’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, filed with the SEC on May 8, 2007), present and, with respect to SJJC, to the Company’s knowledge, present, fairly in all material respects, as applicable, the financial position of the Financial Entities and each Financial Entity’s respective consolidated subsidiaries, as the case may be, at the dates indicated and the statement of operations, stockholders’ equity and cash flows of such subsidiaries for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data for each such Financial Entity and its consolidated subsidiaries and the summary financial information for each such Financial Entity and its consolidated subsidiaries included or incorporated by reference in the General Disclosure Package and the Prospectus present and, with respect to SJJC, to the Company’s knowledge, present, fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the related audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

     (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its respective subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the trust stock of the Company, there has been no dividend or distribution of any kind declared, paid or made by the Company on its capital stock.
     (vi) Good Standing of the Company and Subsidiaries. (A) The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as disclosed in the Registration Statement, all of the issued and outstanding LLC Interests to be sold hereunder, including the Securities to be purchased by the Underwriters from the Selling Shareholder, have been duly authorized and validly issued and none of the outstanding LLC Interests, including the Securities to be purchased by the Underwriters from the Selling Shareholder, were issued in violation of the preemptive or similar rights of any holder of such LLC Interests; the Securities will conform in all material respects to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description will conform in all material respects to the rights set forth in the instruments defining the same; no holder of the LLC Interests will be subject to personal liability by reason of being such a holder.
          (B) Each Subsidiary of the Company has been duly organized or formed, as applicable, and is validly existing and in good standing under the laws of the jurisdiction of its organization and has power and authority to own, lease and operate its respective properties and to conduct its respective business as described in the General Disclosure Package and the Prospectus; and each Subsidiary is duly qualified as a foreign corporation or a limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding interests or capital stock, as the case may be, of each such Subsidiary has been duly authorized and validly issued, is fully paid and, to the extent applicable in the jurisdiction of such entity’s organization, non-assessable, and are owned by the Company, directly or through subsidiaries, free and clear of any Security Interest; none of the outstanding shares of capital stock or membership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. All the subsidiaries of the Company and each Subsidiary are listed on Schedule D hereto.
     (vii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

     (viii) Authorization and Description of Securities. All necessary action has been taken by the Company to duly and validly authorize, issue and sell to the Underwriters the Securities to be sold by the Company pursuant to this Agreement; when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, the Securities to be sold by the Company pursuant to this Agreement will be fully paid and non-assessable; the Securities to be sold by the Selling Shareholder pursuant to this Agreement will be fully paid and non-assessable; the Securities will conform in all material respects to all statements relating thereto contained in the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to statutory or contractual preemptive or other similar rights.
     (ix) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries, and to the Company’s knowledge, none of the Company’s other subsidiaries is in violation of its charter, by-laws, operating agreement or any organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or its subsidiaries, is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and, except as disclosed in the General Disclosure Package and the Prospectus, the consummation of the transactions contemplated in this Agreement and the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary, pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws, operating agreement or any similar organizational documents of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (other than foreign or state securities or blue sky laws). As used in this Agreement, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.
     (x) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect or, except as disclosed in the General Disclosure Package and the Prospectus, which might reasonably be expected to materially and adversely affect the properties or assets of the Company and its Subsidiaries, taken as a whole, or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.
          (xi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
          (xii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, or sale of the Securities under this Agreement or, except as disclosed in the General Disclosure Package and the Prospectus, the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.
          (xiii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
          (xiv) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
          (xv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, except pursuant to the Registration Rights Agreement among the Trust, the Company and the Selling Shareholder, dated December 15, 2004 (the “Registration Rights Agreement”).
          (xvi) Compliance with Laws. The Company and its Subsidiaries are in compliance with all laws administered by, and all regulations of, any governmental agency or body, domestic or foreign, applicable to them, except as disclosed in the General Disclosure Package and the Prospectus or where such non-compliance would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has been advised by any governmental agency or body, domestic or foreign, that it is not in material compliance with such laws and regulations. The Company has in place reasonable procedures and controls designed to ensure compliance with (A) any United States sanctions administered by the Office of Foreign Asset Controls (the “OFAC”) of the United States Treasury Department and (B) the Foreign Corrupt Practices Act (“FCPA”) and all regulations thereunder to the extent required under the OFAC and FCPA and all regulations thereunder.

          (xvii) Disclosure and Accounting Controls. The Company employs disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the 1934 Act) that (X) are designed to ensure that material information relating to the Company and Macquarie Infrastructure Company, Inc. is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within the Company and Macquarie Infrastructure Company, Inc., particularly during the periods in which the filings made by the Company with the Commission which it may make under the 1934 Act are being prepared, (Y) are evaluated for effectiveness as of the end of each fiscal quarter and (Z) are effective to perform the functions for which they were established. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described or incorporated by reference in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
          (xviii) Compliance with Sarbanes-Oxley Act. Except as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, there is and has been no failure on the part of the Company or the Company’s directors and officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) and the Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act.
          (xix) Absence of Labor Dispute. No labor dispute with the employees of any Subsidiary or any of its respective subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any subsidiary or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.
          (xx) Possession of Intellectual Property. Each Subsidiary and its respective subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and no Subsidiary nor any of its respective subsidiaries have received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest such Subsidiary or any of its respective subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.
          (xxi) Possession of Licenses and Permits. The Company and its Subsidiaries possess adequate permits, licenses, approvals, consents and other authorizations (collectively,

          “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (subject to such qualifications as may be set forth in the General Disclosure Package and the Prospectus or except where the failure to so possess would not singly or in the aggregate be reasonably expected to have a Material Adverse Effect); the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except as disclosed in the General Disclosure Package and the Prospectus or when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; and no Subsidiary nor any of its respective subsidiaries has received, any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to result in a Material Adverse Effect.
          (xxii) Title to Property. Each Subsidiary and its respective subsidiaries have good title to all real property owned by such Subsidiary and its respective subsidiaries and good title to all other properties owned by them, in each case, free and clear of any Security Interest except such as (A) are described in the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by each Subsidiary and its respective subsidiaries; and all of the leases and subleases material to the business of each Subsidiary or any of its respective subsidiaries, as the case may be, considered as one enterprise, and under which each Subsidiary or any of its respective subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and no Subsidiary nor any of its respective subsidiaries have any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of each Subsidiary or any of its respective subsidiaries, as the case may be, under any of the leases or subleases mentioned above, or affecting or questioning the rights of such Subsidiary or any of its respective subsidiaries, as the case may be, to the continued possession of the leased or subleased premises under any such lease or sublease.
          (xxiii) Environmental Laws. Except as described in the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect (A) no Subsidiary nor any of its respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of petroleum or petroleum products, asbestos-containing materials, or any chemicals, substances or wastes regulated as a pollutant, contaminant, or as toxic or hazardous (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each Subsidiary and its respective subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any Subsidiary or any of its respective subsidiaries and (D) to the best of the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any Subsidiary or any of its respective subsidiaries relating to Hazardous Materials or any Environmental Laws.
          (xxiv) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.
          (xxv) Status as a Well-Known Seasoned Issuer. At the time of filing the Original Registration Statement, the Trust was a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”). (A) At the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (B) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (C) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.
          (xxvi) The Company is Not an Ineligible Issuer. (A) At the earliest time after the filing of Post-Effective Amendment No. 1 to the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) and (B) as of the Applicable Time (with such time being used as the determination date for purposes of this clause (B)), the Company was not and is not an “ineligible issuer” as defined in Rule 405.
          (xxvii) Capitalization. The number of LLC Interests, as set forth in the section titled “Capitalization” in the Prospectus will be, at the Closing Time, the only issued and outstanding limited liability company interests of the Company and (except for outstanding director stock units or subsequent issuances (A) pursuant to this Agreement or (B) pursuant to the amended and restated management services agreement (the “Management Services Agreement”) among the Company, the subsidiaries of the Company party thereto and the Selling Shareholder, as amended as of June 22, 2007) the Securities will constitute the only equity securities issued by the Company that are outstanding; the Company is not required to issue and has not issued any other class of equity securities. The issued and outstanding LLC Interests of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholder, have been duly authorized and validly issued and are fully paid and non-assessable.
     (b) Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to each Underwriter as of the date hereof and as of the Closing Time, and agrees with each Underwriter, as follows:
                (i) Authorization of this Agreement. The Selling Shareholder has full corporate power to enter into this Agreement and to sell, assign, transfer and deliver to the Underwriters the Securities to be sold by the Selling Shareholder hereunder in accordance with the terms of this Agreement; the execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Selling Shareholder; and this Agreement has been duly executed and delivered by the Selling Shareholder.
          (ii) Valid Title. The Selling Shareholder is the lawful owner of the Securities to be sold by the Selling Shareholder hereunder and upon sale and delivery of, and payment for, such Securities, as provided herein, the Selling Shareholder will convey good and marketable title to such Securities, free and clear of any security interests, liens, encumbrances, equities, claims or other defects.
          (iii) Absence of Manipulation. The Selling Shareholder has not, directly or indirectly, (i) taken any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Securities by the Selling Shareholder under this Agreement).
          (iv) Accurate Disclosure. The Selling Shareholder has provided certain information (the “Selling Shareholder Information”) set forth (A) in the Base Prospectus under the caption “Selling Shareholder” and (B) in the Statutory Prospectus and the Prospectus under the caption “Selling Shareholder” and in the second footnote to the table appearing under the caption “LLC Interest Ownership of Directors, Executive Officers and Principal Shareholders” to the Company for use in preparation of the Registration Statement, the Statutory Prospectus and the Prospectus. The Selling Shareholder has reviewed the Statutory Prospectus, the Prospectus (if in existence) and the Registration Statement, and the Selling Shareholder Information and the number of Securities being sold by the Selling Shareholder set forth therein is complete and accurate.
          (v) No Adverse Information. The sale of Securities by the Selling Shareholder to or through the several Underwriters pursuant to this Agreement is not prompted by any adverse information concerning the Company that is not set forth in the Registration Statement, the Statutory Prospectus and the Prospectus (if in existence).
          (vi) Noncontravention. The sale of Securities to or through this Agreement by the Selling Shareholder pursuant to this Agreement, the compliance by the Selling Shareholder with the other provisions of this Agreement and the consummation of the other transactions contemplated herein do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, or such as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder or any of its properties are bound, or the charter documents or by laws of the Selling Shareholder or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Selling Shareholder or any of its subsidiaries, if applicable.
          (vii) No Distribution of Offering Material. The Selling Shareholder has not distributed and prior to the completion of the distribution of the Securities will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto.
     (viii) Delivery of Securities. Upon the Underwriters’ acquiring possession of the Securities to be sold by the Selling Shareholder and paying the purchase price therefor pursuant to this Agreement, the Underwriters (assuming that no such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the New York Uniform Commercial Code, to such Securities) will acquire their respective interests in such Securities (including, without limitation, all rights that the Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code.
     (c) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Shareholder to the Underwriters as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Shareholder agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Shareholder, at the price per share set forth in Schedule E, that proportion of the number of Initial Securities set forth in Schedule H opposite the name of the Company or the Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.
     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 945,000 LLC Interests at the price per share set forth in Schedule E, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery for the Option Securities (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option or sooner than three full business days unless it is the Closing Time, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.
     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (Eastern Time) on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern Time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).
     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.
     Payment shall be made to the Company and the Selling Shareholder by wire transfer of immediately available funds to a bank account designated by the Company and the Selling Shareholder, respectively, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Credit Suisse Securities (USA) LLC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 a.m. (Eastern Time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.
     SECTION 3. Covenants of the Company and the Selling Shareholder.
     (a) The Company covenants with each Underwriter as follows:
     (i) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will, during the period beginning on the date hereof and ending on the such date as the Prospectus is no longer required by the 1933 Act or the 1933 Act Regulations to be delivered in connection with sales of the Securities by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the 1933 Act Regulations (the “Prospectus Delivery Period”), notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement relating to the Securities or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.
     (ii) Filing of Amendments. During the period from the date hereof to the Closing Time, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object unless required by law.
     (iii) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Original Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and conformed copies of all consents and certificates of experts included therein, and will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters, unless, in each case, such document is available on the EDGAR website. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (iv) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (v) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the General Disclosure Package and in the Prospectus. If during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters, to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. If at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the General Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as the Representatives may reasonably request.
     (vi) Blue Sky Qualifications. The Company will use its reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business or to ongoing reporting obligations in any jurisdiction in which it is not otherwise so subject.
     (vii) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by the last paragraph of Section 11(a) of the 1933 Act.
     (viii) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”
     (ix) Listing. The Company shall file a notification form for the listing of additional shares with the NYSE with respect to the Securities prior to the Closing Date.
     (x) Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, excluding (A) Securities to be sold hereunder, (B) the Securities to be delivered to the Selling Shareholder pursuant to the Management Services Agreement and (C) the restricted stock units granted to directors pursuant to the Independent Director’s Equity Plan and LLC Interests issuable upon vesting thereof, the Company will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any LLC Interests or any securities convertible into or exercisable or exchangeable for LLC Interests of the Company, owned now or acquired later, or file any registration statement under the 1933 Act with respect to any of the forgoing (except a registration statement filed in accordance with the Registration Rights Agreement or a registration statement on Form S-8) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the LLC Interests, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of LLC Interests of the Company or such other securities, in cash or otherwise.
     (xi) Reporting Requirements. The Company, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.
     (xii) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or retained by the Company under Rule 433. Any such free writing prospectus consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     (b) The Selling Shareholder covenants with each Underwriter as follows:

     (i) Issuer Free Writing Prospectuses. The Selling Shareholder represents and agrees that, unless it obtains the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, whether or not required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives is also referred to as a “Permitted Free Writing Prospectus.” The Selling Shareholder represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     (ii) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, excluding (A) Securities to be sold hereunder and (B) transfers to affiliates of the Selling Shareholder of LLC Interests acquired upon its reinvestment of fees payable under the Management Services Agreement, the Selling Shareholder will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any LLC Interests or any securities convertible into or exercisable or exchangeable for LLC Interests of the Company, owned now or acquired later, or demand or request that the Company file any registration statement under the 1933 Act with respect to any of the forgoing (except a registration statement filed in accordance with the Registration Rights Agreement) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the LLC Interests, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of LLC Interests of the Company or such other securities, in cash or otherwise.
     SECTION 4. Payment of Expenses.
     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and all Registration Expenses (as defined in the Registration Rights Agreement) of the Selling Shareholder, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the Underwriters, (iv) the fees and disbursements of counsel, accountants and other advisors of the Company, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, and Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with the electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Trust and the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Trust and the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (xii) the fees and expenses of the Independent Underwriter.
     (b) Expenses of the Selling Shareholder. The Selling Shareholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement, including any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters.
     (c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholder may make for the sharing of such costs and expenses.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder contained in Section 1 hereof or in certificates of any officer of the Company and its Subsidiaries or any officer of the Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and each of its Subsidiaries of its covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations.
     (b) Opinion of Counsel for the Company and the Selling Shareholder. At Closing Time, the Representatives shall have received the favorable opinions, dated as of the Closing Time, of Shearman & Sterling LLP, counsel for the Company and the Selling Shareholder, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters. In giving such opinions such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
     (c) Opinion of Delaware Counsel for the Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Potter Anderson & Corroon LLP, Delaware counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
     (d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin llp, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law and the Limited Liability Company Act of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.
     (e) Officers’ Certificate of Company. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries (including, but not limited to, the Subsidiaries) considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.
     (f) Officer’s Certificate of Selling Shareholder. At Closing Time, the Representatives shall have received a certificate of an officer of the Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Shareholder has complied in all respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.
     (g) Accountant’s Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received a letter from each applicable auditor listed below, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus relating to the respective entity named below.

     (i) KPMG LLP, with respect to the Company, The Gas Company, and International Matex Tank Terminals.
     (ii) Deloitte & Touche LLP, with respect to The Gas Company.
     (iii) Ernst & Young LLP, with respect to International Matex Tank Terminals.
     (iv) McGladrey & Pullen, LLP, with respect to SJJC Aviation Services, LLC.
     (h) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from each auditor listed in Section 5(g) a letter, dated as of Closing Time, to the effect that such auditor reaffirms the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.
     (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.
     (j) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (k) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule F hereto.
     (l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary (including, but not limited to, the Subsidiaries) of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
     (i) Officer’s Certificate of the Company. A certificate, dated such Date of Delivery, of the President of any Vice President of the Company and of the chief financial officer or the chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.
     (ii) Opinion of Counsel for the Company. The favorable opinion of Shearman & Sterling LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.
     (iii) Opinion of Delaware Counsel for the Company. The favorable opinion of Potter Anderson & Corroon LLP, Delaware counsel to the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.
     (iv) Opinion of Counsel for Underwriters. The favorable opinion of Sidley Austin llp, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.
     (v) Bring-down Comfort Letters. A letter from each of the auditors listed in Section 5(f), in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in the letters furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.
     (m) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholder in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.
     (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholder at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.
     SECTION 6. Indemnification.
     (a) Indemnification of Underwriters and Selling Shareholder by the Company. (1) The Company agrees to indemnify and hold harmless the Selling Shareholder and each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission with respect to the Selling Shareholder Information or made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Permitted Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto).
     (b) Indemnification of the Company and the Underwriters by the Selling Shareholder. The Selling Shareholder agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, with respect to and in conformity with the Selling Shareholder Information, included in the Rule 430B Information or any preliminary prospectus, any Permitted Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto).
     (c) Indemnification of the Company, Directors and Officers and Selling Shareholder. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions with respect to the Selling Shareholder Information, including the Rule 430B Information, or made in any preliminary prospectus, any Permitted Free Writing Prospectus, the General Disclosure Package in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.
     (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1)(ii) or settlement of any claim in connection with any violation referred to in Section 6(e) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     (f) Limitations to Liability of Selling Shareholder. The liability of the Selling Shareholder under this Section 6 shall not exceed the amount equal to the net proceeds received by the Selling Shareholder from the sale of the Securities by the Selling Shareholder pursuant to this Agreement.
     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholder and the Underwriters from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Shareholder and the Underwriters in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company, the Selling Shareholder and the Underwriters in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholder, as the case may be, and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
     The relative fault of the Company, the Selling Shareholder and the Underwriters shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(e) hereof.
     The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, the Selling Shareholder shall not be required to contribute any amount in excess of the amount of net proceeds received by the Selling Shareholder from the sale of the Securities by the Selling Shareholder pursuant to this Agreement.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls a Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholder, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.
     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of the officers of the Company or the Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or any person controlling the Company or any person controlling the Selling Shareholder and (ii) delivery of and payment for the Securities.
     SECTION 9. Termination of Agreement.
     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to Closing Time (i) if there has been,

since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (v) if a banking moratorium has been declared by either federal or New York authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided, further, that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.
     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
     (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company and the Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, Attention: Brian Lessig; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: General Counsel; and Macquarie Securities (USA) Inc., 125 West 55th Street, New York, New York 10019, Attention: Rose Barry. Notices to the Company shall be directed to it at 125 West 55th Street, New York, New York 10019, Attention: Peter Stokes; and notices to the Selling Shareholder shall be directed to Macquarie Infrastructure Management (USA) Inc. at 125 West 55th Street, New York, New York 10019, Attention: Peter Stokes.
     SECTION 12. No Advisory or Fiduciary Relationship. Each of the Company and the Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Selling Shareholder, or its respective members or stockholders, as the case may be, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or the Selling Shareholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company the Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Selling Shareholder has consulted legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 15. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 17. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Selling Shareholder in accordance with its terms.

Very truly yours,

MACQUARIE INFRASTRUCTURE COMPANY LLC

By	/s/ Peter Stokes

Name: Peter Stokes
Title: Chief Executive Officer

MACQUARIE INFRASTRUCTURE MANAGEMENT (USA) INC.

By	/s/ Peter Stokes

Name: Peter Stokes
Title: President

By	/s/ Alan Stephen Peet

Name: Alan Stephen Peet
Title: Vice President

S-1

     The undersigned acknowledge that Investments in Macquarie Infrastructure Company LLC are not deposits with or other liabilities of Macquarie Bank Limited or of any Macquarie Group company and are subject to investment risk, including possible delays in repayment and loss of income and principal invested. Neither Macquarie Bank Limited nor any other member company of the Macquarie Group guarantees the performance of Macquarie Infrastructure Company LLC or the repayment of capital from Macquarie Infrastructure Company LLC.

CONFIRMED AND ACCEPTED, as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Lisa Fitzig Lisa Fitzig, Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ [ILLEGIBLE]

Authorized Signatory

MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Brian Lessig

Authorized Signatory

MACQUARIE SECURITIES (USA) INC.

By:	/s/ Luke Sullivan

Luke Sullivan
President, Co-CEO

By:	/s/ Margaret Shergalis

Margaret Shergalis
Senior Vice President

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

S-2

SCHEDULE A
Underwriters

Number of
Initial
Name of Underwriters	Securities
Citigroup Global Markets Inc.	1,386,000
Credit Suisse Securities (USA) LLC	1,386,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,386,000
Macquarie Securities (USA) Inc.	1,197,000
A.G. Edwards & Sons, Inc.	315,000
Jefferies & Company, Inc.	315,000
Stifel, Nicolaus & Company, Incorporated	315,000

Total	6,300,000

Sch A-1

SCHEDULE B
Significant Subsidiaries

Macquarie Infrastructure Company Inc.
Macquarie District Energy Holdings LLC
Macquarie FBO Holdings LLC
Atlantic Aviation FBO, Inc.
Atlantic Aviation Corporation
Eagle Aviation Resources, Ltd.
Trajen Holdings, Inc.
Macquarie Americas Parking Corporation
Macquarie Gas Holdings LLC
The Gas Company LLC
Macquarie Terminal Holdings LLC

Sch B-1

SCHEDULE C
Financial Entities

Auditor’s Standard of
Independence with respect to
Financial Entity	Auditor	the related Financial Entity
Macquarie Infrastructure Company Trust	KPMG LLP	Registered public accounting firm under the 1933 Act and the Rules and Regulations (“RPAF”)

IMTT Holdings Inc. (formerly known as Loving Enterprises, Inc.)	KPMG LLP	RPAF

The Gas Company	KPMG LLP	RPAF

Loving Enterprises, Inc. (currently known as IMTT Holdings Inc.)	Ernst & Young LLP	RPAF

The Gas Company	Deloitte & Touche LLP	Generally Accepted Auditing Standards (GAAS)

SJJC Aviation Services, LLC	McGladrey & Pullen, LLP	RPAF

Sch C-1

SCHEDULE D
All Subsidiaries

Macquarie Infrastructure Company Inc.
Macquarie Yorkshire LLC
Communications Infrastructure LLC
South East Water LLC
Macquarie FBO Holdings LLC
MIC European Financing Sarl
Macquarie District Energy Holdings LLC
Macquarie Americas Parking Corporation
Atlantic Aviation FBO, Inc.
Eagle Aviation Resources, Ltd.
Macquarie Gas Holdings LLC
Macquarie Terminal Holdings LLC
Futura Natural Gas LLC
Macquarie District Energy Inc.
Macquarie Airports North America Inc.
Macquarie Aviation North America Inc.
Macquarie Aviation North America 2 Inc.
Trajen Holdings, Inc.
Parking Company of America Airports Holdings, LLC
PCAA Parent, LLC
RCL Properties, LLC
PCAA Properties, LLC
PCAA Oakland, LLC (fka PCAA Chicago Holdings, LLC)
Parking Company of America Airports, LLC
PCAA GP, LLC
PCAA LP, LLC
PCA Airports, Ltd.
Parking Company of America Airports Phoenix, LLC
PCAA Chicago, LLC
Airport Parking Management Inc.
PCAA Missouri, LLC
PCAA SP, LLC
PCAA SP-OK, LLC
Seacoast Holdings (PCAAH), Inc.
Macquarie HGC Investment LLC
HGC Investment Corporation
HGC Holdings LLC
The Gas Company LLC
Thermal Chicago Corporation
MDE Thermal Technologies Inc.
Northwind Chicago LLC
ETT National Power, Inc.
Northwind Midway LLC
ETT Nevada, Inc.
Northwind Aladdin LLC
ILG Avcenter, Inc.

Sch D-1

BTV Avcenter, Inc.
Atlantic Aviation Holding Corporation
Atlantic Aviation Corporation
Atlantic Aviation Flight Support, Inc.
Bridgeport Airport Services, Inc
Atlantic Aviation Philadelphia, Inc.
COAI Holdings, LLC
Charter Oak Aviation, Inc.
BASI Holdings, LLC
Brainard Airport Services, Inc
AAC Subsidiary, LLC
Executive Air Support, Inc
Flightways of Long Island Inc. d/b/a Million Air
FLI Subsidiary, LLC
General Aviation, LLC
General Aviation of New Orleans, LLC
General Aviation Holdings LLC
Newport FBO Two, LLC
Palm Springs FBO Two, LLC
Trajen Funding, Inc.
Trajen Limited, LLC
Trajen FBO, LLC
Trajen Flight Support, LP
Waukesha Flying Services, Inc.
Sierra Aviation, Inc.
Atlantic SMO Holdings LLC
Atlantic SMO GP LLC
ProAir Aviation Maintenance, LLC (merger of CPR Maintenance LLC and DVT Maintenance LLC)
Supermarine of Stewart LLC
Aviation Contract Services, Inc.
Supermarine Investors, Inc.
Supermarine of Santa Monica, LP

Sch D-2

SCHEDULE E
Macquarie Infrastructure Company LLC
6,300,000 Limited Liability Company Interests
     1. The public offering price per LLC Interest for the Securities, determined as provided in said Section 2, shall be $40.99.
     2. The purchase price per LLC Interest for the Securities to be paid by the several Underwriters shall be $39.2479, being an amount equal to the public offering price set forth above less $1.7421 per LLC Interest; provided that the purchase price per LLC Interest for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per LLC Interest equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.
     3. The number of Initial Securities offered shall be 6,300,000 LLC Interests, and the number of Option Securities subject to the overallotment option described in Section 2(b) shall be 945,000 LLC Interests.

Sch E-1

SCHEDULE F
List of persons and entities subject to lock-up
Norman H. Brown, Jr.
George W. Carmany, III
Francis T. Joyce
John Roberts
Peter Stokes
William H. Webb
Shemara Wikramanayake

Sch F-1

SCHEDULE G
Issuer General Use Free Writing Prospectus
None.

Sch G-1

SCHEDULE H

	Number of Initial	Maximum Number of Option
	Securities to be Sold	Securities to Be Sold
MACQUARIE INFRASTRUCTURE COMPANY LLC	5,701,000	945,000
MACQUARIE INFRASTRUCTURE MANAGEMENT (USA) INC.	599,000	0

Total	6,300,000	945,000

Sch H-1

Exhibit A
Form of Lock-up Agreement
[•], 2007
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
4 World Financial Center
New York, New York 10080
Macquarie Securities (USA) Inc.
125 West 55th Street
New York, New York 10019
as Representatives of the several Underwriters
named in the Purchase Agreement
     Re: Proposed Public Offering by Macquarie Infrastructure Company LLC
Ladies and Gentlemen:
The undersigned, a member and/or an officer and/or director of Macquarie Infrastructure Company LLC, a Delaware limited liability company (the “Company”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Macquarie Securities (USA) Inc. (the “Representatives”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company and Macquarie Infrastructure Management (USA) Inc. providing for the public offering of limited liability company interests in the Company (the “LLC Interests”). In recognition of the benefit that such an offering will confer upon the undersigned as a member and/or an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any LLC Interests, or any securities convertible into or exchangeable or exercisable for LLC Interests, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of LLC Interests or other securities, in cash or otherwise.

Ex A-1

Very truly yours,

Signature:

Print Name:

Ex A-2